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                                                                       Exhibit 5
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                       [Letterhead of Hunton & Williams]


                                  November 3, 1995



The Board of Directors
Philip Morris Companies Inc.
120 Park Avenue
New York, New York  10017-5592

                         PHILIP MORRIS COMPANIES INC.
                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Philip Morris Companies Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to 170,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), to be offered pursuant to the Philip Morris Incorporated Coordinated Craft and Fixer Employees Wage Stock Bonus Program (the "Plan"), together with an indeterminate amount of interests in the Plan (the "Interests").

        In rendering this opinion, we have relied upon, among other things, our examination of the Plan and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

        Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

        1. the Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

        2. upon approval of the Plan by the Boards of Directors of the Company and its subsidiary, Philip Morris Incorporated, (i) the Shares will have been duly authorized and, when distributed in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable, and (ii) the Interests that are issued pursuant to the Plan will be legally issued, fully paid and non-assessable and will constitute the binding obligations, subject to the terms of the Plan, of the Company and Philip Morris Incorporated.
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November 3, 1995
Page 2


        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

                                        Very truly yours,



                                        /s/ Hunton & Williams